UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020 (the “Closing Date”), Replimune Group, Inc. (the “Company”) and certain of its affiliates entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Capital, Inc. (“Hercules”) pursuant to which Hercules agreed to amend the Loan and Security Agreement dated August 7, 2019 to, among other things, increase the aggregate principal amount of the secured term loan facility from $30 million to $40 million (the “Term Loan Facility”), subject to certain terms and conditions.

On August 7, 2019, the Company borrowed $10 million under the Term Loan Facility in a single advance and may borrow the remaining unused $30 million available under the Term Loan Facility in three additional separate advances. The second advance of up to $10.0 million may be borrowed at the Company’s option between October 1, 2020 and December 15, 2020, the third advance of up to $10.0 million may be borrowed at the Company’s option between July 1, 2020 and June 30, 2021, and the fourth advance of up to $10.0 million may be borrowed, at the Company’s option and subject to the achievement of certain borrowing milestones, between July 1, 2021 and December 15, 2021.

In addition, the Amendment extends the interest only payment period through September 1, 2022 (the “Amortization Date”). After the Amortization Date, payments will consist of equal monthly installments of principal and interest payable until the secured obligations are repaid in full.

The Company paid a $100,000 facility charge on the Closing Date. In addition, if the Company does not draw on the second advance, the Company will pay a $100,000 fee on the earliest to occur of (i) December 16, 2020, or (ii) the date it prepays the outstanding obligations in full.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020.

Item 2.02	Results of Operations and Financial Condition.

On June 3, 2020, the Company issued a news release announcing its financial results for the fourth quarter and year ended March 31, 2020 and certain development and corporate updates. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description in Item 1.01 above with respect to the Amendment is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release dated June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: June 3, 2020	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer